                                                                   EXHIBIT 10(f)

                                 PERRIGO COMPANY
                    2006 LONG-TERM INCENTIVE AWARD AGREEMENT
                        FOR APPROVED SECTION 102 AWARDS
           (Under the Perrigo Company 2003 Long-Term Incentive Plan)

TO:              <<First_Name_>> <<Last_Name_>>

      RE: Notice of Long-Term Incentive Award

Dear <<First_Name_>>:

      This is to notify you that Perrigo Company (the "COMPANY") has granted you an Award under the Perrigo Company 2003 Long-Term Incentive Plan (the "PLAN") and the Section 102 Program established under Section 15(n) of the Plan, effective as of Date (the "GRANT DATE"). This Award consists of three different types of incentives: a nonqualified stock option, shares of service-based restricted stock, and performance-based restricted stock units. The terms and conditions of each of these incentives are set forth in the remainder of this agreement (the "AGREEMENT"). The capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms under the Plan and/or Section 102 Program.

                                    SECTION 1

                            NONQUALIFIED STOCK OPTION

     1.1 Grant of Option. As of the Grant Date, and subject to the terms and conditions of this Agreement, the Plan, and the Section 102 Program and its related trust (as described in Section 4 of the Agreement), the Company grants you a nonqualified stock option (the "OPTION") to purchase <<Stock_Options>> shares of the Company's common stock, without par value ("COMMON STOCK"), at a per-share price of $xx.xx (the "OPTION PRICE"), which is equal to the Fair Market Value of such Common Stock as of the Grant Date.

      1.2 Timing and Duration of Exercise.

            (a) The Option shall vest on the dates set forth below (each a "Vesting Date" and, subject to the requirements of subsection (b) below, may be exercised after such Vesting Dates to purchase the number of shares of Common Stock set forth opposite each such date:

               Vesting Date                                   Vested Shares
               ------------                                   -------------
                   Date                                     <<M_1st>> Shares
                   Date                                     <<M_2nd>> Shares
                   Date                                     <<M_3rd>> Shares
                   Date                                     <<M_4th>> Shares
                   Date                                     <<M_5th>> Shares

      Notwithstanding the above vesting schedule, any portion of the Option that has not vested or been forfeited previously shall immediately vest in full and, subject to subsection (b) below, may be exercised in whole or in part at any time after (1) the occurrence of a Change of Control that occurs while you are employed by the Company or one of its subsidiaries, or (2) your death, Disability, or Retirement.

            (b) Except as provided below, the Option to purchase vested shares must be exercised by you, if at all, while you are an employee of the Company or one of its subsidiaries or within three months following your Termination Date, but in no event after (August 15, 2016) (the "EXPIRATION DATE"). If your Termination Date occurs by reason of your Retirement, death or Disability, the Option may thereafter be exercised by you, or in the event of your death, by your estate or your designated beneficiary, or in the event of your Disability, by you or your legal representative, at any time prior to the Expiration Date. If you die after your Termination Date and during the period in which the Option is exercisable, the right to exercise the Option during such period will be governed by Plan Section 11(d). If your Termination Date occurs because of Involuntarily Termination for Economic Reasons as determined by the Chief Executive Officer (or the Committee in the case of an Employee subject to Section 16 of the Exchange Act), the terms of Plan Section 11(b) shall apply.

            Any portion of the Option that is not vested pursuant to this
      Section 1.2 as of your employment Termination Date will be forfeited immediately. If the Option is not exercised as to all of the vested shares covered by the Option within the applicable time period and in the manner provided herein, the Option will terminate and will not be exercisable thereafter.

      1.3 Method of Exercise. The Option, or any part of it, shall be exercised by written notice directed to the President, Chief Financial Officer or Secretary of the Company at the Company's principal office in Allegan, Michigan, or by using some other notification permitted by the Company. Such notice must satisfy the following requirements and when applicable, in accordance with the requirements of Section 102:

            (a) The notice must state the Grant Date, the number of shares of Common Stock subject to the Option, the number of shares of Common Stock with respect to which Option is being exercised.

            (b) The notice shall be accompanied by check, bank draft, money order or other cash payment, or by delivery of a certificate or certificates, properly endorsed, for shares of Common Stock that you have held for at least six months and that are equivalent in Fair Market Value on the date of exercise to the Option Price (or any combination of cash and shares), in full payment of the Option Price for the number of shares specified in the notice.

         (c) The notice must be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than you, be accompanied by proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option.

The exercise may be with respect to any one or more shares of Common Stock covered by the Option (to the extent vested), reserving the remainder for a subsequent timely exercise. The Company shall make prompt delivery of such shares; provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action; and provided further that the Company shall have no obligation to deliver any such certificate unless and until appropriate provision has been made for any withholding taxes in respect of such exercise.

At the time or times you wish to exercise the Option in whole or part, please refer to the above provisions dealing with the methods and formality of exercise of the Option and execute the proper Notice of Exercise of Stock Option and Record of Stock Transfer.

                                    SECTION 2

                    RESTRICTED SHARES - SERVICE-BASED VESTING

      2.1 Grant of Restricted Shares. As of the Grant Date, and subject to the terms and conditions of this Agreement, the Plan and the Section 102 Program (as described in Section 4 of the Agreement), the Company grants you
<<Time_Based_Restricted_Stock>> shares of Common Stock ("Restricted Shares").

      2.2 Vesting. Except as provided in Section 2.3, the Restricted Shares awarded hereunder shall vest if the Employee remains continuously employed by the Company until the following date (the "RESTRICTED SHARES VESTING DATE"):

         Vesting Date                    Number of Shares Vesting
         ------------                    ------------------------
             Date                     <<Time_Based_Restricted_Stock>>

Except as provided in Section 2.3, if the Employee's Termination Date occurs prior to the Restricted Shares Vesting Date, the Restricted Shares awarded under this Agreement shall be permanently forfeited on the Employee's Termination Date. The "RESTRICTED PERIOD" with respect to a Restricted Share awarded under this Agreement is the period beginning on the Grant Date and ending on the Restricted Shares Vesting Date (or, if earlier, the date the Restricted Shares vest under Section 2.3).

      2.3. Special Vesting Rules. Notwithstanding Section 2.2 above:

            (a) If the Employee's Termination Date occurs by reason of death, Disability or Retirement with the Company's consent, any Restricted Shares awarded under this Agreement that have not vested prior to such Termination Date shall become fully vested.

            (b) If the Employee's Termination Date occurs by reason of Involuntary Termination for Economic Reasons, any Restricted Shares awarded under this Agreement that would otherwise be scheduled to vest under Section 2.2 in the 24 month period following such Termination Date shall vest on the Termination Date. Any Restricted Shares that are not scheduled to vest during such 24 month period will be permanently forfeited on the Termination Date.

            (c) In the event of a Change in Control of the Company, all Restricted Shares that have not vested or been forfeited prior to the date of such Change in Control shall become fully vested on such date.

      2.4 Terms and Conditions of Restricted Shares. The Restricted Shares granted under this Agreement shall be subject to the following additional terms and conditions:

            (a) Except as may otherwise be specifically permitted under the Plan, Restricted Shares may not be sold, assigned, pledged or otherwise encumbered prior to the end of the Restricted Period.

            (b) Except as otherwise provided in this Agreement, the Employee shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends paid on such shares, all subject to the provisions of Section 102.

            (c) Each certificate issued with respect to the Restricted Shares shall be registered in the name of the Trustee on behalf of the Employee and deposited with the Trustee in accordance with Section 4.

            (d) After the end of the Restricted Period, and prior to the end of the Holding Period (as defined in Section 4) with respect to the Restricted Shares, the Employee may request that the Trustee sell or release the shares from Trust; provided, however, if the shares are sold or released from the Trust prior to the end of the Holding Period, the sanctions under Section 102 shall apply and shall be borne by the Employee, as described in Section 4. Nothing in this paragraph shall be construed to require the Employee to sell or release vested shares from the Trust prior to the end of the Holding Period.

                                    SECTION 3

               RESTRICTED STOCK UNITS - PERFORMANCE-BASED VESTING

         3.1 Grant. As of the Grant Date, the Company grants to the Employee
<<Performance_Based_Restricted_Stock>> restricted stock units ("RESTRICTED STOCK
UNITS" or "RSUS"), subject to the terms and conditions set forth in this Agreement.

The number of Restricted Stock Units awarded in this Section 3.1 is referred to as the "TARGET AWARD." The Target Award may be increased or decreased depending on whether the Company attains certain performance goals as described in Section
3.2. Each Restricted Stock Unit shall entitle the Employee to one share of Common Stock on the RSU Vesting Date set forth in this Agreement, provided the applicable performance goals are satisfied.

      3.2 Vesting. The number of Restricted Stock Units vesting, if any, shall be determined as of the RSU Vesting Date (defined below). That number will be determined based on the average level of attainment of annual Target Net Income Growth (defined below) for each fiscal year in the Performance Period (defined below), in accordance with the following schedule:

                         Level of                           % of Target Award
                         Attainment                         RSUs Payable
                         ----------                         -----------------
                        Threshold                                50%

                        Target                                  100%

                        Maximum                                 200%

The Committee shall establish annually the Target Net Income Growth and the percentage of Target Net Income Growth that must be attained for Threshold and Maximum performance for a fiscal year. The goals for the 2007 fiscal year are set forth in Exhibit A.

Following the end of each fiscal year in the Performance Period, the Committee will determine the percentage of Target Award RSUs that would be payable under the foregoing schedule for such fiscal year, based on the percentage of Target Net Income Growth attained and the Threshold and Maximum performance targets established by the Committee for that fiscal year. The percentage of the Target Award that would be payable under the schedule shall be adjusted, pro rata, to reflect attained performance between Threshold and Target, and Target and Maximum.

At the end of the Performance Period, the percentage payout for each fiscal year in the Performance Period will be averaged to determine the actual percentage of Target Award RSUs that will vest and be payable on the RSU Vesting Date. In no event will the calculation of a positive payout percentage for any fiscal year be construed to guarantee that any RSUs will vest on the RSU Vesting Date. Payout percentages for the individual fiscal years are determined solely for purposes of determining the average annual payout percentage for the three-year Performance Period.

Except as provided in Section 3.3, the RSUs will be permanently forfeited if the Employee's Termination Date occurs prior to the RSU Vesting Date. If the average annual performance payout for the Performance Period is less than the Threshold performance level established by the Committee, all RSUs that have not previously been forfeited shall be forfeited as of the RSU Vesting Date. If the average annual performance payout for the Performance Period exceeds the

Maximum performance level established by the Committee, in no event will the number of RSUs vesting exceed 200% of the Target Award.

The following terms shall have the following meanings under this Section 3.

      (a) "NET INCOME" for any fiscal year means the Company's net income (external operating basis) for the fiscal year and shall be determined in accordance with generally accepted accounting principles. The Committee shall provide how Net Income will be adjusted, if at all, as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation ,or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause an award to fail to qualify as performance-based compensation within the meaning of Code Section 162(m).

      (b) "PERFORMANCE PERIOD" MEANS the period commencing July 2, 2006 and ending June 30, 2009.

      (c) "RSU VESTING DATE" means the last day of the Performance Period.

      (d) "TARGET NET INCOME GROWTH" means the targeted growth in Net Income (external operating basis) for a fiscal year, as set forth in the Company's annual fiscal year financial plan, approved by the Committee and Board. The level of attainment of Target Net Income Growth will be determined separately for each of the three fiscal years of the Company in the Performance Period, based on the Target Net Income Growth for that fiscal year. The Committee, in its sole discretion, shall determine to what degree, if any, that the Target Net Income Growth has been attained.

      3.3 Special Vesting Rules. Notwithstanding Section 3.2 above, in the event of a Change in Control of the Company, all of the Restricted Stock Units awarded hereunder that have not previously been forfeited shall become fully vested as if Target performance had been obtained for the Performance Period effective as of the date of any such event. If the Employee's Termination Date occurs because of death, Disability, or Retirement, the Restricted Stock Units shall vest or be forfeited as of the RSU Vesting Date set forth in Section 3.2, based on the attainment of the performance goals. If the Employee's Termination Date occurs because of Involuntary Termination for Economic Reasons, the Company's Chief Executive Officer (or the Committee, if the Employee is subject to Section 16 of the Exchange Act), in his or her sole and absolute discretion, may permit all or part of the Restricted Stock Units awarded hereunder to remain outstanding and vest or be forfeited as of the date set forth in Section 3.2, depending on the attainment of performance goals. To the extent that the Chief Executive Office (or Committee, if applicable) does not exercise discretionary authority to allow Restricted Stock Units to remain outstanding on the date of the Employee's Involuntary Termination for Economic Reasons, such Restricted Stock Units shall be permanently forfeited.

      3.4 Settlement of Restricted Stock Units. As soon as practicable following the date of the Committee's first regularly scheduled meeting following the last day of the Performance Period at which the Committee certifies the average payout for each of the three years in the Performance Period, the Company shall transfer to the Employee one share of Common Stock for each Restricted Stock Unit, if any, that becomes vested pursuant to Section 3.2 or 3.3 of this Agreement; provided, however, the Company may settle Restricted Stock Units in cash to the extent necessary to satisfy any withholding pursuant to Section 5.6.

      3.5 Application of Section 102 Program. The Company, in its discretion and after consultation with its tax advisors, may provide that the Restricted Stock Units awarded under this Agreement shall be subject to the provisions of the
Section 102 Program, in which case the provisions of Section 4 of this Agreement shall also apply to the Restricted Stock Units awarded hereunder.

                                    SECTION 4

                           Section 102 Plan and Trust

The Company has established a Plan and Trust (the "SECTION 102 PROGRAM") that is intended to provide the Employee with the ability to obtain certain tax treatment under Section 102 of the Israeli Tax Ordinance (New Version), 1961 as amended from time to time and the rules and regulation promulgated thereunder ("SECTION 102") with respect to the Option and Restricted Shares awarded under this Agreement. The Option and Restricted Shares are intended to qualify as Approved 102 Awards designated as CAPITAL GAIN AWARDS within the meaning of the
Section 102 Program. The following additional rules shall apply to the Option and Restricted Shares:

      (a) The shares underlying the Option grant and the Restricted Shares have been deposited in a Trust. Tamir Fishman 2004 Ltd., or its duly appointed successor, shall be the Trustee of the Trust. All fees and commissions relating to the sale, transfer or release of shares from the Trust shall be paid by the Employee.

      (b) To obtain Section 102 tax treatment, the Employee shall not sell or release from the Trust any Restricted Shares or shares subject to the Option until the lapse of the minimum required holding period under Section 102 ("HOLDING PERIOD"). If any such sale or release occurs during the Holding Period, the sanctions under Section 102 and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Employee.

      (c) Prior to any distribution or release of shares from the Trust, the Employee shall be required to remit to the Trustee funds sufficient to cover applicable withholding taxes, plus any commissions and fees relating to the sale or release of shares. Alternatively, the Employee may request that the Trustee sell sufficient shares to cover applicable withholding taxes, plus any commissions and fees relating to the sale or release. The Employee may request that shares in excess of any shares sold to cover withholding taxes, fees and commissions be transferred to the Employee, or the Employee may advise the Trustee to sell such shares and transfer the net proceeds to the Employee.

      (d) The Employee may exercise any vested portion of the Option prior to the end of the Holding Period, provided, however, if such exercise causes any shares to be distributed or released from the Trust the sanctions under Section 102 shall apply and shall be borne by the Employee, as described in this Section 4.

      (e) By execution of this Agreement, the Employee hereby acknowledges that the Employee is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitation the type of Approved 102 Awards granted to the Employee and the tax implications applicable to such awards. The Employee accepts the provisions of the Trust agreement signed between the Company and Trustee, and agrees to be bound by its terms.

                                    SECTION 5

                          GENERAL TERMS AND CONDITIONS

      5.1 Nontransferability. Awards under this Agreement shall not be transferable other than by will or by the laws of descent and distribution. During your lifetime, the Option granted under this Agreement shall be exercisable only by you or by your guardian or legal representative in the event of your disability.

As long as the Restricted Shares, Option and/or shares issued upon the exercise of the Option are held by the Trustee, all of your rights over the Options and/or shares are personal, can not be transferred, assigned, pledged, mortgaged, or given as collateral and no right with respect to them maybe given to any third party whatsoever, other than by will or laws of descent and distribution.

      5.2 No Rights as a Stockholder. You shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option or RSU portion of this Agreement prior to the date of issuance to you of a certificate or certificates for such shares, subject to the provisions of
Section 102 and the rules and regulations promulgated thereunder.

      5.3 Cause Termination. If your Termination Date occurs for reasons of Cause, all of your rights under this Agreement, whether or not vested, shall terminate immediately.

      5.4 Awards Subject to Plan. Enclosed for your review is a copy of the Plan. The granting of the Awards under this Agreement is being made pursuant to the Plan including the Section 102 Program and the Awards shall be exercisable or payable, as applicable, only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to this Agreement. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME

MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

      5.5 Adjustments in Event of Change in Common Stock. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to Awards under this Agreement, and the Option Price, where applicable, will be appropriately adjusted in an equitable manner to prevent dilution or enlargement of the rights granted to or available for you. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend), which is by reason of any such transaction distributed to the Employee with respect to the Restricted Shares, shall be immediately subject to a similar Restricted Period.

      5.6 Withholding. Any tax consequences arising from the grant of this Award or from any other event or act of the Company, and/or its Affiliates (as defined under the Section 102 Program), and/or the Trustee or the Employee hereunder shall be borne solely by the Employee. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules and regulations including withholding taxes at source. If the employee has not remitted the full amount of applicable withholding taxes to the Company by the date the Company is required to pay such withholding to the appropriate taxing authority (or such earlier date that the Company may specify to assist it in timely meeting its withholding obligations), the Company shall have the unilateral right to withhold Common Stock relating to this Award in the amount it determines is sufficient to satisfy the minimum tax withholding required by law. Furthermore, the Employee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Employee. The Employee will not be entitled to receive from the Company and/or the Trustee any shares of Common Stock hereunder prior to the full payment of the Employee's tax liabilities relating to this Award. For the avoidance of doubt, neither the Company nor the Trustee will be required to release any share certificate to the Employee until all payments required to be made by the Employee have been fully satisfied.

      5.7 Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Common Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

      5.8 Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

      5.9 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principals of conflict of laws. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

                                      ****

      We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and this Award on the enclosed copy of this Agreement, and return it to us.

Date                      Very truly yours,

                              ---------------------------------------------
                              Judy L. Brown
                              Executive Vice President & Chief Financial Officer

                           ACKNOWLEDGMENT OF RECEIPT

      I acknowledge receipt of the Perrigo Company 2003 Long-Term Incentive Plan (the "Plan") provided to me on Date. I further acknowledge receipt of this Long-Term Incentive Agreement and agree to the terms and conditions expressed herein and in the Plan.

Date:   -----------------                     ---------------------------------
                                              <<FIRST_NAME_>> <<LAST_NAME_>>

                                    EXHIBIT A

                     PERFORMANCE GOALS FOR 2007 FISCAL YEAR

         Threshold                  4% Net Income Growth (external operating basis)

         Target                     6% Net Income Growth (external operating basis)

         Maximum                    10% Net Income Growth (external operating basis)

The Target Net Income Growth for subsequent fiscal years within the Performance Period, and the level of performance necessary for Threshold and Maximum payout, shall be determined by the Committee no later than 90 days after the beginning of such fiscal year.